Exhibit 99.1

AT THE COMPANY

Brenda Abuaf, Director of Shareholder Services

(800) 831-4826

CHARTERMAC RECEIVES APPROVAL TO LIST ON NEW YORK STOCK EXCHANGE

NEW YORK, NY – January 3, 2006 – CharterMac (the “Company”) (AMEX: CHC) announced today that the Company has received formal listing approval from the New York Stock Exchange (NYSE). The Company intends to transfer the trading of CharterMac’s common shares from the American Stock Exchange to the NYSE on January 10, 2006 under its current symbol “CHC”.

About the Company

CharterMac, through its subsidiaries, is one of the nation's leading full-service real estate finance companies, with a strong core focus on multifamily financing. CharterMac offers capital solutions to developers and owners of multifamily rental housing throughout the country and quality investment products to institutional and retail investors. For more information, please visit CharterMac’s website at www.chartermac.com or contact the Shareholder Services Department directly at (800) 831-4826.

Certain statements in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in CharterMac’s Annual Report on Form 10-K for the period ended December 31, 2004, and in its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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